EXHIBIT 99.1

Weyland Tech Update on Recent Strategic Licensing Agreements

Central, Hong Kong S.A.R., February 03, 2016 - Weyland Tech Inc. (OTC:WEYL) ("Weyland Tech" or the "Company"), a mobile applications provider, updates shareholders on recent events regarding its strategy going forward.

Recent events filed with the Securities and Exchange Commission:

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On January 19, 2016, the company signed a Software Licensing Agreement ("SLA") with Info Zone Development Limited to provide a 'white label' roll-out of the Company's CreateApp platform in the Hong Kong and China market.

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On January 21, 2016 the company signed an exclusive Software Licensing Agreement with Silver Ridge-Tangerine Sdn Bhd to provide a 'white label' roll-out of the Company's CreateApp platform in Malaysia.

The strategy behind SLAs into certain countries is aligned with the Company's intent to enter 'key' markets on its own, with a physical presence that includes a 'local' sales, marketing and customer support team.

The Company intends to expand into the key markets of India and Indonesia, where the underlying Small and Medium-sized Business ("SMB") base is considerably larger and smartphone penetration is among the highest in the world. The two countries are the 2nd and 4th most populous in the world, respectively.

Establishing a physical presence in both countries/markets will require investment for costs such as sourcing and hiring staff, registering a company, implementing tax withholding and benefits, building a brand, marketing and advertising in local media outlets or online country/language specific websites and other ancillary costs. Doing so in other, smaller countries/markets, would unlikely be as profitable and represent an unfavorable risk-to-reward ratio. By signing SLAs with partners that already have a sales, marketing and support team as well as a customer base, the Company is able to capture market share and revenue without incurring costs for these added benefits.

It is in the Company's interest to establish SLAs in other countries where the market is interesting but where expanding our cost base and resources is not entirely feasible.

The management and Board of Weyland Tech, believes that the structure for the recent SLAs into Hong Kong/China and Malaysia represent a valid revenue opportunity with far less capital expenditure risk.

In addition to Hong Kong/China and Malaysia, there are other countries in the Southeast Asia region that represent similar opportunities. The Company is currently in discussion with several parties in various countries that could possibly result in SLA's being signed.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding: the continued growth of the mobile applications segment and the ability of the Company to continue its expansion into that segment; the ability of the Company to attract customers and partners and generate revenues; the ability of the Company to successfully execute its business plan; the business strategy, plans, and objectives of the Company; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume any duty to update these forward-looking statements.

Contact:

info@weyland-tech.com